Exhibit 99.1


FOR IMMEDIATE RELEASE                     Contact:  David M. Findlay
                                                    Executive Vice President-
                                                    Administration and
                                                    Chief Financial Officer
                                                    (574) 267-9197

                   INCOME SETS RECORD AT LAKELAND FINANCIAL
             First Quarter Performance and Cash Dividend Announced

     Warsaw, Indiana (April 15, 2005) - Lakeland Financial Corporation (Nasdaq/LKFN), parent company of Lake City Bank, today reported record net income of $4.1 million for the first quarter of 2005. Net income increased 16% over the $3.5 million reported for the comparable period in 2004 and 8% versus the $3.7 million reported for the fourth quarter of 2004. Diluted net income per common share for the quarter was $0.66 versus $0.58 for the comparable period of 2004 and $0.62 for the fourth quarter of 2004.

     Michael L. Kubacki, Chairman, President and Chief Executive Officer, commented, "Led by healthy loan growth and further margin enhancement, our financial results for the quarter were gratifying. We continue to experience greater market penetration in Northern Indiana, particularly in the commercial lending segment, which has led to linked-quarter average loan growth of 4%.
This level of growth represents a great start to the year and further contributes to our reputation as an aggressive, thoughtful lender in Northern Indiana."

     Kubacki continued, "Our focus on relationship building is the leading contributor to our financial success. At Lake City Bank, we value every client relationship as much as the next one, regardless of its size or scope. While some of our larger competitors would view our approach as unsophisticated in this day and age, we think it works well for our clients and provides a foundation for long-term shareholder value. We believe that our results for the quarter further affirm our strategy."

     Kubacki added, "Our net interest margin improved to 3.77% for the quarter versus 3.63% for all of 2004 and represents the fourth consecutive quarter of margin expansion. The strengthening net interest margin contributed to an increase in net interest income in the quarter and establishes a positive trend for the balance of 2005, particularly if there are additional interest rate increases during the year."

     The Company also announced that the Board of Directors approved a cash dividend for the first quarter of $0.23 per share, payable on April 25, 2005 to shareholders of record on April 10, 2005. The quarterly dividend represents a 10% increase over the quarterly dividend of $0.21 paid in 2004.

     Average total loans for the first quarter of 2005 were $1.0 billion versus $975 million during the fourth quarter of 2004, a linked-quarter increase of 4%. Total loans as of March 31, 2005 were $1.022 billion, an increase of $19.0 million, versus $1.003 billion as of December 31, 2004. Total loans as of March 31, 2004 were $884 million.

     Lakeland Financial's allowance for loan losses as of March 31, 2005 was $11.1 million, compared to $10.8 million as of December 31, 2004 and $10.5 million as of March 31, 2004. Non-performing assets totaled $9.8 million as of March 31, 2005 versus $10.3 million as of December 31, 2004 and $4.5 million on March 31, 2004. The ratio of non-performing assets to loans was 0.96% on March 31, 2005 compared to 1.02% at December 31, 2004 and 0.51% at March 31, 2004. Net charge offs totaled $96,000 in the first quarter of 2005 versus $562,000 during the fourth quarter of 2004 and $9,000 in the first quarter of 2004.

     For the three months ended March 31, 2005, Lakeland Financial's average equity to average assets ratio was 7.32% compared to 7.24% for the fourth quarter of 2004 and 7.21% for the first quarter of 2004. Average stockholders' equity for the quarter ended March 31, 2005 was $103.6 million versus $100.8 million for the fourth quarter of 2004 and $92.4 million for the comparable period in 2004. Average total deposits for the first quarter of 2005 and the fourth quarter of 2004 were $1.1 billion compared to $968.7 million for the first quarter of 2004.

     Lakeland Financial Corporation is a $1.4 billion bank holding company headquartered in Warsaw, Indiana. Lake City Bank serves Northern Indiana with 43 branches located in the following Indiana counties: Kosciusko, Elkhart, Allen, St. Joseph, DeKalb, Fulton, Huntington, LaGrange, Marshall, Noble, Pulaski and Whitley.

     Lakeland Financial Corporation may be accessed on its home page at www.lakecitybank.com. The Company's common stock is traded on the Nasdaq Stock Market under "LKFN". Market makers in Lakeland Financial Corporation common shares include Citigroup Global Market Holdings, Inc., FTN Financial Securities Corp., Hill, Thompson, Magid & Co., Howe Barnes Investments, Inc., Keefe, Bruyette & Woods, Inc., Knight Equity Securities, L.P., Morgan Stanley & Co., Inc., Schwab Capital Markets, Stifel Nicolaus & Company, Inc. and Susquehanna Capital Group.

     This document contains, and future oral and written statements of the Company and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company's management and on information currently available to management, are generally identifiable by the use of words such as "believe," "expect," "anticipate," "plan," "intend," "estimate," "may," "will," "would," "could," "should" or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.

     A number of factors, many of which are beyond the ability of the Company to control or predict, could cause actual results to differ materially from those in its forward-looking statements. These factors include, among others, the following: (i) the strength of the local and national economy; (ii) the economic impact of past and any future terrorist attacks, acts of war or threats thereof and the response of the United States to any such attacks and threats; (iii) changes in state and federal laws, regulations and governmental policies concerning the Company's general business; (iv) changes in interest rates and prepayment rates of the Company's assets; (v) increased competition in the financial services sector and the inability to attract new customers;
(vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii) the loss of key executives or employees;
(viii) changes in consumer spending;  (ix) unexpected results of acquisitions;
(x) unexpected outcomes of existing or new litigation involving the Company; and (xi) changes in accounting policies and practices. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning the Company and its business, including additional factors that could materially affect the Company's financial results, is included in the Company's filings with the Securities and Exchange Commission.


                                                     LAKELAND FINANCIAL CORPORATION
                                                 FIRST QUARTER 2005 FINANCIAL HIGHLIGHTS
                                   (Unaudited - Dollars in thousands except Share and Per Share Data)


                                                                                           Three Months Ended
                                                                         --------------------------------------------------------
                                                                           Mar. 31,             Dec. 31,             Mar. 31,
                                                                             2005                 2004                 2004
                                                                         --------------       -------------       ---------------
END OF PERIOD BALANCES
  Assets                                                              $      1,426,032     $     1,453,122     $       1,285,929
  Deposits                                                                   1,132,546           1,115,399             1,006,811
  Loans                                                                      1,022,184           1,003,219               884,499
  Allowance for Loan Losses                                                     11,115              10,754                10,477
  Common Stockholders' Equity                                                  103,271             101,765                94,191

AVERAGE BALANCES
Assets
  Total Assets                                                        $      1,416,307     $     1,391,171     $       1,281,413
  Earning Assets                                                             1,305,117           1,281,124             1,176,928
  Investments                                                                  285,971             285,344               282,053
  Loans                                                                      1,009,607             974,732               883,692
Liabilities and Stockholders' Equity
  Total Deposits                                                             1,109,551           1,126,411               968,724
  Interest Bearing Deposits                                                    893,265             903,633               781,823
  Interest Bearing Liabilities                                               1,086,741           1,057,924               993,786
  Common Stockholders' Equity                                                  103,625             100,779                92,444

INCOME STATEMENT DATA
  Net Interest Income                                                 $         11,851     $        11,549     $          10,335
  Net Interest Income-Fully Tax Equivalent                                      12,154              11,869                10,653
  Provision for Loan Losses                                                        458                 575                   252
  Noninterest Income                                                             4,119               4,044                 4,033
  Noninterest Expense                                                            9,363               9,356                 8,908
  Net Income                                                                     4,055               3,748                 3,502

PER SHARE DATA
  Basic Net Income Per Common Share                                   $           0.68     $          0.64     $            0.60
  Diluted Net Income Per Common Share                                             0.66                0.62                  0.58
  Cash Dividends Per Common Share                                                 0.23                0.21                  0.21
  Book Value Per Common Share (equity per share issued)                          17.35               17.20                 16.10
  Market Value - High                                                            41.38               40.90                 38.05
  Market Value - Low                                                             37.11               33.80                 31.41
  Basic Weighted Average Common Shares Outstanding                           5,936,370           5,893,060             5,842,946
  Diluted Weighted Average Common Shares Outstanding                         6,132,482           6,098,920             6,052,537

KEY RATIOS
  Return on Average Assets                                                        1.16  %             1.07  %               1.10  %
  Return on Average Common Stockholders' Equity                                  15.87               14.80                 15.24
  Efficiency  (Noninterest Expense / Net Interest Income
      plus Noninterest Income)                                                   58.63               60.00                 61.98
  Average Equity to Average Assets                                                7.32                7.24                  7.21
  Net Interest Margin                                                             3.77                3.69                  3.65
  Net Charge Offs to Average Loans                                                0.04                0.23                  0.00
  Loan Loss Reserve to Loans                                                      1.09                1.07                  1.18
  Nonperforming Assets to Loans                                                   0.96                1.02                  0.51
  Tier 1 Leverage                                                                 9.17                9.15                  9.23
  Tier 1 Risk-Based Capital                                                      11.55               11.41                 11.95
  Total Capital                                                                  12.54               12.38                 13.02

ASSET QUALITY
  Loans Past Due 90 Days or More                                      $          2,809     $         2,778     $           3,211
  Non-accrual Loans                                                              6,876               7,213                   997
  Net Charge Offs                                                                   96                 562                     9
  Other Real Estate Owned                                                           91                 261                   277
  Other Nonperforming Assets                                                         6                  13                    39
  Total Nonperforming Assets                                                     9,782              10,265                 4,524

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

                                          LAKELAND FINANCIAL CORPORATION
                                            CONSOLIDATED BALANCE SHEETS
                                    As of March 31, 2005 and December 31, 2004
                                                  (in thousands)

                                                                                      March 31,    December 31,
                                                                                        2005           2004
                                                                                    ------------   ------------
                                                                                     (Unaudited)
ASSETS
Cash and due from banks                                                             $     52,419   $     81,144
Short-term investments                                                                     5,665         22,714
                                                                                    ------------   ------------
     Total cash and cash equivalents                                                      58,084        103,858

Securities available-for-sale (carried at fair value)                                    285,162        286,582

Real estate mortgages held-for-sale                                                        2,726          2,991
Loans:
  Total loans                                                                          1,022,184      1,003,219
  Less: Allowance for loan losses                                                         11,115         10,754
                                                                                    ------------   ------------
     Net loans                                                                         1,011,069        992,465

Land, premises and equipment, net                                                         24,951         25,057
Bank owned life insurance                                                                 17,156         16,896
Accrued income receivable                                                                  6,044          5,765
Goodwill                                                                                   4,970          4,970
Other intangible assets                                                                    1,193          1,245
Other assets                                                                              14,677         13,293
                                                                                    ------------   ------------
     Total assets                                                                   $  1,426,032   $  1,453,122
                                                                                    ============   ============
LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
Noninterest bearing deposits                                                        $    228,391   $    237,261
Interest bearing deposits                                                                904,155        878,138
                                                                                    ------------   ------------
     Total deposits                                                                    1,132,546      1,115,399

Short-term borrowings:
  Federal funds purchased                                                                 12,500         20,000
  Securities sold under agreements
    to repurchase                                                                         89,959         88,057
  U.S. Treasury demand notes                                                               1,262          2,593
  Other borrowings                                                                        35,000         75,000
                                                                                    ------------   ------------
     Total short-term borrowings                                                         138,721        185,650

Accrued expenses payable                                                                   8,505          7,445
Other liabilities                                                                          2,015          1,889
Long-term borrowings                                                                      10,046         10,046
Subordinated debentures                                                                   30,928         30,928
                                                                                    ------------   ------------
     Total liabilities                                                                 1,322,761      1,351,357

STOCKHOLDERS' EQUITY
Common stock: No par value, 90,000,000 shares authorized,
  5,950,554 shares issued and 5,914,149 outstanding as of
  March 31 2005, and 5,915,854 shares issued and 5,881,283
  outstanding at December 31, 2004                                                         1,453          1,453
Additional paid-in capital                                                                13,316         12,463
Retained earnings                                                                         92,675         89,864
Accumulated other comprehensive income/(loss)                                             (3,353)        (1,267)
Treasury stock, at cost                                                                     (820)          (748)
                                                                                    ------------   ------------
     Total stockholders' equity                                                          103,271        101,765
                                                                                    ------------   ------------
     Total liabilities and stockholders' equity                                     $  1,426,032   $  1,453,122
                                                                                    ============   ============

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

                                          LAKELAND FINANCIAL CORPORATION
                                         CONSOLIDATED STATEMENTS OF INCOME
                                For the Three Months Ended March 31, 2005 and 2004
                                       (in thousands except for share data)
                                                    (Unaudited)
                                                                                        Three Months Ended
                                                                                             March 31,
                                                                                    ---------------------------
                                                                                        2005           2004
                                                                                    ------------   ------------
NET INTEREST INCOME
----------------------------
Interest and fees on loans:
  Taxable                                                                           $     14,513   $     11,443
  Tax exempt                                                                                  45             68
Interest and dividends on securities:
  Taxable                                                                                  2,272          2,179
  Tax exempt                                                                                 587            584
Short-term investments                                                                        56             28
                                                                                    ------------   ------------
   Total interest and dividend income                                                     17,473         14,302

Interest on deposits                                                                       4,448          3,031
Interest on short-term borrowings                                                            680            346
Interest on long-term borrowings                                                             494            590
                                                                                    ------------   ------------
   Total interest expense                                                                  5,622          3,967
                                                                                    ------------   ------------
NET INTEREST INCOME                                                                       11,851         10,335
-------------------
Provision for loan losses                                                                    458            252
                                                                                    ------------   ------------
NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES                                                                 11,393         10,083
-------------------------                                                           ------------   ------------

NONINTEREST INCOME
------------------
Trust and brokerage fees                                                                     728            739
Service charges on deposit accounts                                                        1,549          1,657
Loan, insurance and service fees                                                             415            487
Merchant card fee income                                                                     536            500
Other income                                                                                 647            330
Net gains on sale of real estate mortgages held for sale                                     244            320
                                                                                    ------------   ------------
   Total noninterest income                                                                4,119          4,033

NONINTEREST EXPENSE
-------------------
Salaries and employee benefits                                                             5,146          4,925
Net occupancy expense                                                                        656            578
Equipment costs                                                                              517            439
Data processing fees and supplies                                                            558            595
Credit card interchange                                                                      328            290
Other expense                                                                              2,158          2,081
                                                                                    ------------   ------------
   Total noninterest expense                                                               9,363          8,908

INCOME BEFORE INCOME TAX EXPENSE                                                           6,149          5,208
--------------------------------
Income tax expense                                                                         2,094          1,706
                                                                                    ------------   ------------
NET INCOME                                                                          $      4,055   $      3,502
----------                                                                          ============   ============
BASIC WEIGHTED AVERAGE COMMON SHARES OUTSTANDING                                       5,936,370      5,842,946
BASIC EARNINGS PER COMMON SHARE                                                     $       0.68   $       0.60
-------------------------------                                                     ============   ============
DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING                                     6,132,482      6,052,537
DILUTED EARNINGS PER COMMON SHARE                                                   $       0.66   $       0.58
---------------------------------                                                   ============   ============